UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: March 26, 2008
(Date of earliest event reported)
LIFECORE BIOMEDICAL, INC.
(Exact name of registrant as specified in its charter)
Commission File Number: 000-4136

Minnesota	41-0948334
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
3515 Lyman Boulevard, Chaska, Minnesota 55318
(Address of principal executive offices, including zip code)
(952) 368-4300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
     As previously announced, on January 15, 2008, Lifecore Biomedical, Inc., a Minnesota corporation (the “Company”), SBT Holdings Inc., a Delaware corporation (the “Parent”), and SBT Acquisition Inc., a Minnesota corporation and wholly-owned subsidiary of the Parent (the “Purchaser”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). In addition, as previously announced, on March 20, 2008, the Purchaser successfully completed the tender offer for all of the outstanding shares (the “Shares”) of the common stock of the Company. As of the expiration of the tender offer, at 5:00 p.m., New York City Time, on Thursday, March 20, 2008, a total of approximately 12,769,687 Shares were validly tendered and not withdrawn in the offer (including Shares tendered by notices of guaranteed delivery), representing approximately 94.18% of the outstanding Shares of the Company. Purchaser accepted for payment, in accordance with the terms of the offer, all Shares that were validly tendered and not withdrawn prior to the expiration of the offer.
     On March 26, 2008, pursuant to the terms of the Merger Agreement, the Purchaser was merged with and into the Company with the Company continuing as the surviving corporation (the “Merger”). As a result of the Merger, the Shares are held of record by fewer than 300 persons and the Company no longer fulfills the quantitative listing requirements of the Nasdaq Global Market (“Nasdaq”). Accordingly, the Company requested that the Shares be withdrawn from listing on Nasdaq as of the close of business on March 26, 2008. On March, 26, 2008, The Nasdaq Stock Market, LLC filed a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 with the Securities and Exchange Commission to delist and deregister the Shares. Upon the filing of the Form 25 by The Nasdaq Stock Market, LLC, the Shares were delisted from Nasdaq. The Company will also file a Certification and Notice of Termination of Registration on Form 15 under the Exchange Act with the Securities and Exchange Commission, requesting that the Shares be deregistered and that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year
     Pursuant to the terms of the Merger Agreement and upon the completion of the Merger on March 26, 2008, the articles of incorporation of the Company were amended and restated in their entirety so as to contain the provisions contained in the articles of incorporation of the Purchaser that were in effect immediately prior to the Merger (except that Article I thereof was amended to read “The name of the corporation is Lifecore Biomedical, Inc.”). In addition, pursuant to the terms of the Merger Agreement and upon completion of the Merger on March 26, 2008, the bylaws of the Company were amended and restated in their entirety so as to contain the provisions of the bylaws of the Purchaser that were in effect immediately prior to the Merger (except as amended to reflect that the name of the corporation is “Lifecore Biomedical, Inc.”).

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
     The following exhibits are being filed with this Current Report on Form 8-K:

3.1	Amended and Restated Articles of Incorporation of Lifecore Biomedical, Inc.

3.2	Bylaws of Lifecore Biomedical, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFECORE BIOMEDICAL, INC.
By:	/s/ David M. Noel
David M. Noel
Chief Financial Officer

Date: March 27, 2008

EXHIBIT INDEX

3.1	Amended and Restated Articles of Incorporation of Lifecore Biomedical, Inc.

3.2	Bylaws of Lifecore Biomedical, Inc.